EXHIBIT 99.1

S&W Announces Results for the First Quarter of Fiscal 2017

For Immediate Release
Company Contact: Matthew Szot, Chief Financial Officer S&W Seed Company Phone: (559) 884-2535 www.swseedco.com	Investor Contact: Joe Dorame, Robert Blum, Joe Diaz Lytham Partners, LLC Phone: (602) 889-9700 sanw@lythampartners.com www.lythampartners.com

FRESNO, California - November 10, 2016 - S&W Seed Company (Nasdaq: SANW) today announced financial results for the first quarter of fiscal year 2017 ended September 30, 2016.

First Quarter Financial Highlights:

  Revenue of $12,250,000, compared to $12,255,000 in the first quarter of fiscal 2016;

  Gross profit margins of 15.9% during the first quarter of fiscal 2017, compared to gross profit margins of 16.1% in the first quarter of fiscal 2016;

  GAAP net loss of $(3.2) million, compared to a net loss of $(1.9) million in the first quarter of fiscal 2016;

  Adjusted non-GAAP net loss (see Table A) of $(1.6) million, compared to adjusted non-GAAP net loss of $(1.7) million in the first quarter of fiscal 2016;

  GAAP EPS of $(0.19) per diluted share for the first quarter of fiscal 2017, compared to a loss of $(0.14) per diluted share in the first quarter of fiscal 2016;

  Adjusted Non-GAAP EPS (see Table A) for the first quarter of fiscal 2017 of $(0.09) per diluted share, compared to $(0.12) per diluted share in the first quarter of fiscal 2016;

  Adjusted EBITDA (see Table B) of $(971,000), compared to $(605,000) in the first quarter of fiscal 2016; and

  Convertible debt balance as of November 9, 2016 was $2.1 million.

Outlook:

Based on the evaluation of information currently available to management, for the fiscal year ending June 30, 2017, S&W continues to expect record annual revenue of approximately $100 million, which would reflect an increase of approximately 4% over fiscal 2016.

Management Discussion

Mark Grewal, president and chief executive officer of S&W Seed Company, commented "The first quarter of our fiscal year is seasonally our lowest sales volume quarter of the year, but our busiest production period as we work with our contracted grower base to finalize the North American harvests which will set the stage for the remainder of the fiscal year. Our production team did an outstanding job securing a 15% increase in acreage dedicated to seed production. With nearly 90% of the North American harvest complete, we are expecting a global increase of contracted seed production for calendar year 2016 of more than 20%. This improvement in contracted seed inventory will help us to drive organic revenue growth in fiscal 2017, replenish our depleted inventory levels, and minimize the need to purchase higher cost inventory from the spot market to meet the needs of our customers."

Matthew Szot, chief financial officer of S&W Seed Company, commented, "Revenues for the first quarter came in consistent with our expectations. Gross margins were lower during the first quarter due to the product mix sold which consisted of a higher concentration of lower-margin non-proprietary seed. With improved contracted seed acreage, decreases in our seed production costs, and expectations for relatively stable market pricing, we continue to believe fiscal 2017 will show improvements in organic revenues and gross margins. Additionally, we remain committed to strengthening our balance sheet and retiring the remaining balance of our convertible debt, with only $2.1 million remaining outstanding today. We have retired nearly $25 million of convertible debt over the last 23 months demonstrating our ability to execute on our strategic initiatives and continue to drive value for our shareholders."

Mr. Grewal concluded, "As diets in developing countries continue to evolve to include higher protein levels, we expect that the demand for alfalfa will continue to expand. S&W maintains a leadership position in this global crop with advanced product offerings, a large and diversified production base, worldwide distribution into more than 30 countries, and R&D collaborations that are looking to bring next generation traits to the marketplace. While we look to take advantage of this leadership position in alfalfa for years to come, we are also focused on leveraging the infrastructure we have built to expand into complimentary product offerings, including our recent entry into the hybrid sorghum and sunflower seed markets. With a tremendous team in place to drive growth, efficiencies and innovation, I look forward to a strong fiscal 2017."

Quarterly Results

For the first quarter of fiscal year 2017, revenue was $12,250,000, compared to $12,255,000 in the first quarter of fiscal 2016.

Gross profit margins during the first quarter of fiscal 2017 were 15.9%, compared to gross profit margins of 16.1% in the first quarter of fiscal 2016. Consistent with expectations for the quarter, sales mix consisted primarily of non-proprietary, lower margin, non-dormant varieties. As product mix shifts to higher levels of proprietary seed for the remainder of the year, the Company continues to anticipate gross profit margins over the course of fiscal 2017 to improve over fiscal 2016.

Selling, general and administrative (SG&A) expenses of $2.5 million, as well as total operating expenses of $4.0 million, remained flat during the first quarter of fiscal 2017 compared to the first quarter of the prior year.

Adjusted EBITDA (see Table B) for the first quarter of fiscal 2017 was $(971,000) compared to Adjusted EBITDA of $(605,000) in the first quarter of fiscal 2016.

GAAP net loss for the first quarter of fiscal 2017 was $(3.2) million, or $(0.19) per basic and diluted share, compared to a GAAP net loss of $(1.9) million, or $(0.14) per basic and diluted share, in the first quarter of fiscal 2016.

Adjusted non-GAAP net loss (see Table A) for the first quarter of fiscal 2017, excluding various items (change in derivative warrant liabilities, change in contingent consideration obligation, loss on equity method investment, and interest expense - amortization of debt discount), was $(1.6) million, or $(0.09) per basic and diluted share. Adjusted non-GAAP net loss (see Table A) for the first quarter of fiscal 2016, excluding various items (losses incurred on farming of non-seed crops, change in derivative warrant liabilities, change in contingent consideration obligation, loss on equity method investment, and interest expense - amortization of debt discount) was $(1.7) million, or $(0.12) per basic and diluted share.

Conference Call

S&W Seed Company has scheduled a conference call for today, Thursday, November 10, 2016, at 4:30 pm ET (1:30 pm PT) to review the quarterly results. Interested parties can access the conference call by dialing (844) 861-5498 or (412) 317-6580 or can listen via a live Internet webcast, which is available in the Investor Relations section of the Company's website at http://www.swseedco.com/investors. A teleconference replay of the call will be available for three days at (877) 344-7529 or (412) 317-0088, confirmation # 10095662. A webcast replay will be available in the Investor Relations section of the Company's website at http://www.swseedco.com/investors for 30 days.

Non-GAAP Financial Measures

In addition to financial results reported in accordance with accounting principles generally accepted in the United States of America ("GAAP"), the Company has provided the following non-GAAP financial measures in this release and the accompanying tables: adjusted gross profit margin, adjusted EBITDA, adjusted non-GAAP net income (loss) and adjusted earnings (loss) per share. S&W uses these non-GAAP financial measures internally to facilitate period-to-period comparisons and analysis of its operating performance and liquidity and believes they are useful to investors as a supplement to GAAP measures in analyzing, trending and benchmarking the performance and value of the Company's business. However, these measures are not intended to be a substitute for those reported in accordance with GAAP. These measures may be different from non-GAAP financial measures used by other companies, even when similar terms are used to identify such measures. For reconciliations of these measures where applicable to the most applicable financial measures under GAAP, see Tables A, and B included in the tables accompanying this release.

In order to calculate these non-GAAP financial measures, the Company makes targeted adjustments to certain GAAP financial line items found on its Consolidated Statement of Operations, backing out non-recurring or unique items or items that the Company believes otherwise distort the underlying results and trends of the ongoing business. The Company has excluded the following items from one or more of our non-GAAP financial measures for the periods presented:

Cost of revenue. We exclude a portion of cost of revenue representing losses incurred in connection with the farming of various non-seed crops. These amounts are non-recurring and unrelated to our core performance during any particular period, and therefore, we believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Changes in derivative warrant liabilities. Change in derivative warrant liabilities are related to the change in fair value of the warrants issued in conjunction with our Convertible Debentures issued in December 2014. These amounts are non-cash gains and/or losses, and are unrelated to our core performance during any particular period. We believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Changes in contingent consideration obligations. Change in contingent consideration obligations is related to the change in fair value of the contingent consideration potentially owed to DuPont Pioneer and the sellers of SVG Genetics as a result of the previously announced acquisitions. These amounts are non-cash gains and/or losses, and are unrelated to our core performance during any particular period. We believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Loss on equity method investment. Losses from our equity method investment are related to our portion of losses incurred from our joint venture in Argentina. These amounts are unrelated to our core performance during any particular period, and therefore, we believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Interest expense - amortization of debt discount. Amortization of debt discount and issuance costs are related to our Convertible Debentures and warrants issued in December 2014. These amounts are non-cash charges and are unrelated to our core performance during any particular period. We believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Non-GAAP Tax Rate. The estimated non-GAAP effective tax rate adjusts the tax effect to quantify the tax consequences of the excluded non-GAAP items.

Descriptions of the non-GAAP financial measures included in this release and the accompanying tables are as follows:

Adjusted gross profit margin is a non-GAAP financial measure that we have calculated by excluding losses incurred in connection with the farming of various non-seed crops. These amounts are unrelated to our core performance during any particular period, and therefore, we believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Adjusted net income (loss) and non-GAAP earnings (loss) per share. We define non-GAAP net income (loss) as net income (loss) less losses incurred on farming of non-seed crops, change in derivative warrant liabilities, change in contingent consideration obligation, interest expense - amortization of debt discount, and loss on equity method investment. However, in order to provide a complete picture of our recurring core business operating results, we also exclude from non-GAAP net income (loss) the tax effects of these adjustments. We used an effective tax rate that we believe would be applied had our income approximated the non-GAAP net income (loss) for the presented periods. We caution investors that the tax effects of these adjustments are based on management's estimates. We believe that these non-GAAP financial measures provide useful supplemental information for evaluating our operating performance.

Adjusted EBITDA is a non-GAAP financial measure that we define as GAAP net income (loss), adjusted to exclude losses incurred in connection with the farming of various non- seed crops, depreciation and amortization, non-cash stock-based compensation, foreign currency (gain) loss, change in derivative warrant liabilities, change in contingent consideration obligation, interest expense - amortization of debt discount, interest expense - convertible debt and other, loss on equity method investment, and provision (benefit) for income taxes. We believe that the use of adjusted EBITDA is useful to investors and other users of the Company's financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. We use adjusted EBITDA in conjunction with traditional GAAP operating performance measures as part of our overall assessment of our performance, for planning purposes, including the preparation of our annual operating budget, to evaluate the effectiveness of our business strategies and to communicate with our board of directors concerning our financial performance. Management does not place undue reliance on adjusted EBITDA as its only measure of operating performance. Adjusted EBITDA should not be considered as a substitute for other measures of financial performance reported in accordance with GAAP.

About S&W Seed Company
Founded in 1980, S&W Seed Company is a global agricultural company, headquartered in Fresno, California. The Company's vision is to be the world's preferred proprietary seed company by supplying a range of forage and specialty crop products to support the growing global demand for animal proteins and healthier consumer diets. The Company is the global leader in alfalfa seed, with unrivaled research and development, production and distribution capabilities. S&W's capabilities span the world's alfalfa seed production regions, with operations in the United States, Australia, and Canada, and S&W sells its seed products in more than 30 countries around the globe.  The company is also a provider of proprietary hybrid sorghum and sunflower seed germplasm, and is utilizing its research and breeding expertise to develop and produce stevia, the all-natural, zero calorie sweetener for the food and beverage industry. For more information, please visit www.swseedco.com.

Safe Harbor Statement
This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" describe future expectations, plans, results, or strategies and are generally preceded by words such as "may," "future," "plan" or "planned," "will" or "should," "expected," "anticipates," "draft," "eventually" or "projected." Forward-looking statements in this release include, but are not limited to, statements concerning expected revenue, gross profit margins and adjusted EBITDA for the fiscal year ending June 30, 2017, anticipated increases in contracted seed production and stable market pricing, optimization and diversification of our business, decreased production costs, the ability to pay down our convertible debt, and the strength of the alfalfa seed market. You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that actual results may differ materially from those projected in the forward-looking statements as a result of various factors and other risks identified in our filings with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management's assumptions and estimates as of such date. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events or otherwise.

Table A

S&W SEED COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended			Three Months Ended
	September 30,			September 30,
	2016			2015

		NON-GAAP	NON-GAAP		NON-GAAP	NON-GAAP
	GAAP	Adjustments	Adjusted	GAAP	Adjustments	Adjusted

Revenue	$12,249,573	-	$12,249,573	$12,254,912	-	$12,254,912

Cost of revenue	10,306,310	-	10,306,310	10,280,031	(259,566)	10,020,465

Gross profit	1,943,263	-	1,943,263	1,974,881	259,566	2,234,447

Operating expenses
Selling, general and administrative expenses	2,455,203	-	2,455,203	2,473,977	-	2,473,977
Research and development expenses	741,541	-	741,541	690,373	-	690,373
Depreciation and amortization	834,697	-	834,697	788,796	-	788,796
Disposal of property, plant and equipment loss (gain)	-	-	-	-	-	-

Total operating expenses	4,031,441	-	4,031,441	3,953,146	-	3,953,146

Loss from operations	(2,088,178)	-	(2,088,178)	(1,978,265)	259,566	(1,718,699)

Other expense
Foreign currency (gain) loss	(3,646)	-	(3,646)	83,346	-	83,346
Change in derivative warrant liabilities	1,127,700	(1,127,700)	-	(539,000)	539,000	-
Change in contingent consideration obligations	107,081	(107,081)	-	(95,284)	95,284	-
Loss on equity method investment	49,249	(49,249)	-	94,362	(94,362)	-
Interest expense - amortization of debt discount	599,458	(599,458)	-	906,252	(906,252)	-
Interest expense - convertible debt and other	352,542	-	352,542	696,235	-	696,235

Loss before income taxes	(4,320,562)	1,883,488	(2,437,074)	(3,124,176)	625,896	(2,498,280)
Benefit from income taxes	(1,103,408)	244,096	(859,312)	(1,249,943)	410,789	(839,154)
Net loss	$(3,217,154)	1,639,392	$(1,577,762)	$(1,874,233)	215,107	$(1,659,126)

Net loss per common share:
Basic	$(0.19)		$(0.09)	$(0.14)		$(0.12)
Diluted	$(0.19)		$(0.09)	$(0.14)		$(0.12)

Weighted average number of common shares outstanding:
Basic	17,117,041		17,117,041	13,463,353		13,463,353
Diluted	17,117,041		17,117,041	13,463,353		13,463,353

Table B

S&W SEED COMPANY
ITEMIZED RECONCILIATION BETWEEN NET LOSS AND NON-GAAP ADJUSTED EBITDA
(unaudited)

	Three Months Ended
	September 30,
	2016	2015

Net loss	$(3,217,154)	$(1,874,233)

Non-recurring cost of revenue charges	-	259,566

Non-cash stock based compensation	282,425	324,561

Depreciation and amortization	834,697	788,796

Foreign currency (gain) loss	(3,646)	83,346

Change in derivative warrant liabilities	1,127,700	(539,000)

Change in contingent consideration obligations	107,081	(95,284)

Loss on equity method investment	49,249	94,362

Interest expense - amortization of debt discount	599,458	906,252

Interest expense - convertible debt and other	352,542	696,235

Benefit from income taxes	(1,103,408)	(1,249,943)

Non-GAAP Adjusted EBITDA	$(971,056)	$(605,342)

S&W SEED COMPANY
CONSOLIDATED BALANCE SHEETS
(unaudited)

	September 30,	June 30,
	2016	2016
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$5,264,654	$6,904,500
Accounts receivable, net	27,646,573	27,619,599
Inventories, net	49,569,515	21,846,130
Prepaid expenses and other current assets	1,274,871	1,218,280
TOTAL CURRENT ASSETS	83,755,613	57,588,509

Property, plant and equipment, net	12,591,294	12,600,106
Intangibles, net	36,527,365	37,006,802
Goodwill	10,292,265	10,292,265
Deferred tax assets	8,450,033	7,279,923
Other assets	2,188,131	2,237,380
TOTAL ASSETS	$153,804,701	$127,004,985

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$37,795,148	$14,303,877
Accounts payable - related parties	3,239,728	396,027
Deferred revenue	11,103,617	509,857
Accrued expenses and other current liabilities	2,110,979	2,385,160
Lines of credit	10,168,347	16,687,473
Current portion of long-term debt	286,122	275,094
Current portion of convertible debt, net	3,214,192	6,840,608
TOTAL CURRENT LIABILITIES	67,918,133	41,398,096

Contingent consideration obligations	2,375,497	2,268,416
Long-term debt, less current portion	11,125,238	11,114,333
Derivative warrant liabilities	5,481,800	4,354,100
Other non-current liabilities	91,930	108,596

TOTAL LIABILITIES	86,992,598	59,243,541

STOCKHOLDERS' EQUITY
Preferred stock, $0.001 par value; 5,000,000 shares authorized;
no shares issued and outstanding	-	-
Common stock, $0.001 par value; 50,000,000 shares authorized;
17,492,618 issued and 17,467,618 outstanding at September 30, 2016;
17,086,111 issued and 17,061,111 outstanding at June 30, 2016;	17,493	17,086
Treasury stock, at cost, 25,000 shares	(134,196)	(134,196)
Additional paid-in capital	80,344,704	78,282,461
Accumulated deficit	(7,831,398)	(4,614,244)
Accumulated other comprehensive loss	(5,584,500)	(5,789,663)
TOTAL STOCKHOLDERS' EQUITY	66,812,103	67,761,444
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$153,804,701	$127,004,985

S&W SEED COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Three Months Ended
	September 30,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(3,217,154)	$(1,874,233)
Adjustments to reconcile net loss to net cash provided
by operating activities
Stock-based compensation	282,425	324,561
Change in allowance for doubtful accounts	-	(1,000)
Depreciation and amortization	834,697	788,796
Change in deferred tax asset	(1,170,110)	(1,450,117)
Change in foreign exchange contracts	(23,841)	586,431
Change in derivative warrant liabilities	1,127,700	(539,000)
Change in contingent consideration obligations	107,081	(95,284)
Amortization of debt discount	599,458	906,252
Loss on equity method investment	49,249	94,362
Changes in operating assets and liabilities, net:
Accounts receivable	211,471	118,389
Inventories	(27,521,148)	(21,482,850)
Prepaid expenses and other current assets	(58,342)	(311,159)
Other non-current assets	-	(140,568)
Accounts payable	23,223,125	17,681,243
Accounts payable - related parties	2,843,701	2,789,651
Deferred revenue	10,593,608	14,096,618
Accrued expenses and other current liabilities	(263,877)	(472,841)
Other non-current liabilities	(18,054)	(45,219)
Net cash provided by operating activities	7,599,989	10,974,032

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property, plant and equipment	(212,680)	(247,067)
Additions to internal use software	(76,540)	(110,326)
Net cash used in investing activities	(289,220)	(357,393)

CASH FLOWS FROM FINANCING ACTIVITIES
Taxes paid related to net share settlements of stock-based compensation awards	(24,737)	(23,302)
Borrowings and repayments on lines of credit, net	(6,634,833)	(3,414,683)
Borrowings of long-term debt	25,536	85,368
Repayments of long-term debt	(34,451)	(2,223)
Repayments of convertible debt	(2,416,503)	(2,141,675)
Net cash used in financing activities	(9,084,988)	(5,496,515)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	134,373	(276,262)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(1,639,846)	4,843,862

CASH AND CASH EQUIVALENTS, beginning of the period	6,904,500	3,535,458

CASH AND CASH EQUIVALENTS, end of period	$5,264,654	$8,379,320